UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

May 29, 2015

Date of Report

(Date of earliest event reported)

Bear State Financial, Inc.

(Exact name of registrant as specified in its charter)

Arkansas	0-28312	71-0785261
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

900 South Shackleford Rd., Suite 401 Little Rock, Arkansas	72211
(Address of principal executive offices)	(Zip Code)

(501) 320-4904

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of the Company was held on May 29, 2015. Matters voted on by shareholders included (i) the re-election of each of the incumbent directors to the Company’s Board of Directors and (ii) ratification of the Audit Committee’s appointment of BKD, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015. The final voting results of the shareholders’ votes are reported below.

(i)	The following directors were elected by the indicated votes:

Directors	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
W. Dabbs Cavin	25,254,054	961,674	5,820	5,912,638
K. Aaron Clark	26,112,379	103,609	5,560	5,912,638
Frank Conner	26,212,575	3,389	5,584	5,912,638
Scott T. Ford	26,215,359	5,628	561	5,912,638
G. Brock Gearhart	26,115,987	100,001	5,560	5,912,638
O. Fitzgerald Hill	26,200,353	20,634	561	5,912,638
Daniel C. Horton	25,312,541	908,446	561	5,912,638
Richard N. Massey	25,360,562	860,425	561	5,912,638
Ian R. Vaughan	26,204,234	11,754	5,560	5,912,638

(ii)	The appointment of BKD, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015 was ratified by the indicated votes:

Votes For	Votes Against	Votes Abstained
32,126,939	2,506	4,741

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAR STATE FINANCIAL, INC.

Date: June 9, 2015	By:	/s/ John T. Adams
	Name:	John T. Adams
	Title:	Senior Vice President and General Counsel